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                                                                     EXHIBIT 5.2


                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A Professional Law Corporation)
                                Attorneys At Law
                             Suite 300 - City Plaza
                              445 North Boulevard
                              Post Office Box 2997
                       Baton Rouge, Louisiana  70821-2997



                               September 26, 1994





United Companies Financial Corporation
4041 Essen Lane
P.O. Box 1591
Baton Rouge, Louisiana  70821-1591

         Re: United Companies Financial Corporation Registration Statement on Form S-3 (No. 33-55227)

Ladies and Gentlemen:


         We have acted as counsel to United Companies Financial Corporation, a Lousiana Corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, SEC File No. 33-55227 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering up to $200,000,000 aggregate offering price of (i) the Company's unsecured debt securities, which may be either senior or subordinated (the "Debt Securities"); and (ii) the Company's $2.00 par value per share preferred stock (the "Preferred Stock") (the Debt Securities and the Preferred Stock are collectively referred to herein as the "Securities"). The Registration Statement also covers an indeterminate number of shares of the Company's $2.00 par value per share common stock, including associated rights to purchase the Company's Series A Junior Participating Preferred Stock (together, the "Common Stock") as may be issued upon conversion or exchange of the Debt Securities or the Preferred Stock, as the case may be. The Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate; (ii) through agents designated from time to time; or (iii) directly by the Company. When issued, the Debt Securities will be subject to the provisions of either (i) an Indenture for Senior Debt Securities, between the Company and The First National Bank of Chicago, as trustee, the form of which is filed as an exhibit to the Registration Statement (the "Senior Debt Indenture"), or (ii) the Indenture for Subordinated Debt Securities between the Company and State Street Bank and Trust Company, as trustee, the form of which is filed as an exhibit to the Registration Statement (the "Subordinated Debt Indenture").



         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Company's Articles of Incorporation, as amended, its By-Laws, as amended, resolutions of its Board of Directors, the form of the Subordinated Debt Indenture, and such other documents and corporate records as we have deemed necessary as the basis for the opinion expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deem applicable or relevant hereto, it is our opinion that:

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United Companies Financial Corporation
September 26, 1994
Page 2





         (1) The Company is duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State;

         (2) When (i) the Registration Statement has become effective under the Act and under all state securities laws where registration or qualification is required; (ii) the Underwriting Agreement
                 - Basic Provisions and the related Terms Agreement have been duly authorized, executed and delivered by the Company; (iii) the designation of one or more series of Preferred Stock and the establishment of the relevant rights, preferences, limitations and qualifications of such series has been duly authorized by the Company; (iv) the issuance and sale of shares of the Preferred Stock and the terms of the offering have been duly authorized by the Company; (v) the issuance and sale of shares of the Preferred Stock are in conformity with the Registration Statement and the prospectus made a part thereof, as supplemented from time to time, that may be filed or in effect from time to time, the Louisiana Business Corporation Law as then in effect (the "LBCL"), and the Company's Articles of Incorporation, as amended, and do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company; and (vi) the form of certificates representing shares of the Preferred Stock complies with the requirements of the LBCL, the Preferred Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable.


         (3) If any of the Securities to be issued are convertible or exchangeable into shares of Common Stock, when (i) the Registration Statement has become effective under the Act and under all state securities laws where registration or qualification is required; (ii) the shares of Common Stock have been authorized or reserved for issuance by the Company's Board of Directors; (iii) the Debt Securities or Preferred Stock have been exchanged or converted into shares of Common Stock pursuant to due authorization of the Company's Board of Directors; and (iv) the exchange or conversion of the Debt Securities or Preferred Stock into shares of Common Stock complies in all respects with the terms of the Debt Securities or Preferred Stock, the Common Stock when issued upon exchange or conversion of the Debt Securities or Preferred Stock, will be validly issued, fully paid and non-assessable.



         We are members of the Bar of the State of Louisiana and we do not express any opinion herein concerning any law other than the law of the State of Louisiana and the federal law of the United States.


         We hereby expressly consent to the reference to our firm in the prospectus and each related prospectus supplement forming a part of the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                            Very truly yours,

                                            KANTROW, SPAHT, WEAVER & BLITZER
                                            (A PROFESSIONAL LAW CORPORATION)



                                            /s/ KANTROW, SPAHT, WEAVER & BLITZER
                                            (A PROFESSIONAL CORPORATION)